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                                IMC GLOBAL INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

            IMC GLOBAL INC. FOR SPECIAL MEETING, MARCH 1, 1996

  The undersigned hereby constitutes and appoints Wendell F. Bueche, James D. Speir and Marschall I. Smith, and each of them, with full power of substitution, proxies to represent the undersigned at the Special Meeting of Stockholders of IMC Global Inc. to be held at IMC's corporate office, 2100 Sanders Road, Northbrook, Illinois on March 1, 1996, at 8:00 a.m. local time, and at any adjournments thereof, and to vote on all matters coming before said meeting, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and the related Joint Proxy Statement and Prospectus (with all annexes and enclosures) dated January 30, 1996.

  You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations as noted in the proxy statement and on the reverse side. The proxies specified above cannot vote your shares unless you sign and return this card.

  This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

                         (TO BE SIGNED ON REVERSE SIDE)
                                                                  -----------
                                                                  SEE REVERSE
                                                                     SIDE
                                                                  -----------


[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

                                     FOR   AGAINST   ABSTAIN
1. Approve the issuance of Common
   Stock of IMC Global Inc. in
   connection with the Agreement
   and Plan of Merger dated as of
   November 13, 1995 among IMC
   Global Inc., Bull Merger Company
   and The Vigoro Corporation        [_]     [_]       [_]

2. Approve the proposed amendment
   to the Restated Certificate of
   Incorporation to increase the
   authorized shares of Common
   Stock of IMC Global Inc. to 250
   million                           [_]     [_]       [_]

3. Approve the proposed amendment
   to the Restated Certificate of
   Incorporation to increase the
   range of the number Board of
   Directors of IMC Global Inc. to
   5 to 15 Directors                 [_]     [_]       [_]

Please check this box if you plan
to attend the Special Meeting        [_]

SIGNATURE(S) __________________________DATE ___________________________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.